Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned, being duly authorized thereunder, hereby execute this agreement as an exhibit to this Schedule 13D to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Schedule jointly on behalf of each such party.

Dated: June 27, 2022

For and on behalf of

MORNINGSIDE VENTURE (I) INVESTMENTS LIMITED

By:	/s/ Frances Anne Elizabeth Richard
Frances Anne Elizabeth Richard, Director
/s/ Frances Anne Elizabeth Richard
Frances Anne Elizabeth Richard
/s/ Jill Marie Franklin
Jill Marie Franklin
/s/ Peter Stuart Allenby Edwards
Peter Stuart Allenby Edwards
/s/ Cheung Ka Ho
Cheung Ka Ho

For and on behalf of
EQUAL TALENT INVESTMENTS LIMITED

By:	/s/ Suk Ying Pauli Ng
Suk Ying Pauli Ng, Director
/s/ Suk Ying Pauli Ng
Suk Ying Pauli Ng

For and on behalf of
SEASON PIONEER INVESTMENTS LIMITED

By:	/s/ Suk Ying Pauli Ng
Suk Ying Pauli Ng, Director
/s/ Suk Ying Pauli Ng
Suk Ying Pauli Ng

For and on behalf of
GOLWYN CAPITAL APPRECIATION LIMITED

By:	/s/ Frances Anne Elizabeth Richard
Frances Anne Elizabeth Richard, Director
/s/ Jill Marie Franklin
Jill Marie Franklin